UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2014

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, 30th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement of Gary Klein

On June 3, 2014, Sequential Brands Group, Inc. (the “Company”) entered into an employment agreement (“Agreement”) with Mr. Gary Klein, the Company’s Chief Financial Officer for a term continuing through December 31, 2016.

During the term of his employment, Mr. Klein will receive a base salary of not less than $250,000 for the 2014 calendar year, $300,000 for the 2015 calendar year and $325,000 for the 2016 calendar year. Mr. Klein will be eligible to receive an annual cash performance bonus of up to 60% of his base salary based on the attainment of certain performance targets established by the compensation committee of the board of directors (the “Compensation Committee”) which will be the same as the performance targets established for the Company’s Chief Executive Officer.

In the event Mr. Klein’s employment is terminated by the Company “without cause” or by Mr. Klein for “good reason,” each as defined in the Agreement, Mr. Klein will receive all earned but unpaid base salary and payment for all accrued but unused vacation time through the date of termination of the Agreement, as well as any benefits to which Mr. Klein may be entitled under employee benefit plans (collectively, the “Amounts and Benefits”). Mr. Klein will also receive as severance an amount equal to the base salary that Mr. Klein would have received for the remainder of the term of the Agreement had Mr. Klein’s employment continued until the end of the employment period along with any unpaid earned bonuses for prior years and, in the event such resignation or termination occurs following the Company’s first fiscal quarter of any year, a pro-rated annual bonus for the year in which his employment was terminated (the “pro-rated bonus”). In addition, in the event Mr. Klein’s employment is terminated by the Company without cause or by Mr. Klein for good reason or in the event of a Change in Control (as defined in the Agreement), the unvested restricted stock awards will accelerate and become fully vested on the date of his termination. If Mr. Klein is terminated for “cause” by the Company or Mr. Klein terminates his employment without “good reason,” the Company will have no further obligations to Mr. Klein except to pay Mr. Klein the Amounts and Benefits.

Pursuant to the Agreement, Mr. Klein is also prohibited, while employed under the Agreement and for one-year period thereafter, from soliciting either directly or indirectly employees or Protected Customers (as defined in the Agreement) of the Company for employment by any other person or entity and for doing business with any other person or entity or discouraging to do business with the Company, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: June 9, 2014	By:	/s/ Gary Klein
	Name:	Gary Klein
	Title:	Chief Financial Officer